UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2022

First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing..

As previously disclosed, on November 26, 2021, First Wave BioPharma,. Inc. (the “Company”) received a deficiency notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), indicating that the Company was not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on Nasdaq as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”). In that regard, the Company reported a stockholders’ deficit of $(6,969,988) in its Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the Company did not then, and does not now, meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years).

On January 10, 2022, the Company submitted a plan to the Staff to regain compliance with the Minimum Stockholders’ Equity Rule and on February 15, 2022, the Staff notified the Company that Nasdaq had granted the Company an extension through May 25, 2022, to regain compliance (this represented the maximum extension period available to the Staff under the Nasdaq Listing Rules). On May 26, 2022, the Company received a letter from the Nasdaq Staff indicating that, based upon the Company’s continued non-compliance with the Minimum Stockholders’ Equity Rule, the Staff had determined to delist the Company’s securities from Nasdaq unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

Additionally, on May 16, 2022, the Company received notice from the Staff indicating that, based upon the closing bid price of the Common Stock for the prior 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Company has 180 days from May 16, 2022, or through November 14, 2022, to regain compliance with the Bid Price Rule.

The Company timely requested a hearing before the Panel. Following the hearing, on July 11, 2022 the Panel granted the Company’s request for continued listing of the Common Stock (the “Exception”).

The Exception is subject to a number of significant conditions that must be satisfied on or before specific deadlines set forth in the Exception, including the completion of a significant equity financing, the receipt of stockholder approval for a reverse stock split that would enable the Company to comply with the Bid Price Rule and the completion of an agreement with Fortis Advisors LLC, the hired representative (in such capacity, the “Representative”) of the former stockholders of First Wave Bio, Inc., on terms described in the Exception. The final term of the Exception expires on November 22, 2022.

Pursuant to the Exception, the Company is required to provide the Panel with prompt notification of any significant events that occur including any event that may call into question the Company’s ability to satisfy the terms of the Exception. The Panel has reserved the right to reconsider the terms of the Exception based on any event, condition or circumstance that exists or develops that would, in the Panel’s opinion, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted.

There can be no assurance that the Company will be able to satisfy the conditions set forth in the Exception on a timely basis, if at all, or that the Company will ultimately regain and sustain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. Without limiting the generality of the foregoing, although the Company has had discussions with the Representative regarding the terms of an agreement that would satisfy the terms of the Exception, no agreement has been reached between the parties and no assurance can be given that an agreement with the Representative on the terms required by the Exception will be entered into on a timely basis. In the event that the Company is unable to comply with the terms of the Exception, the Common Stock may be delisted from Nasdaq.

Item 8.01	Other Events.

The Company is including the below update to its risk factors, for the purpose of supplementing and updating the disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022 (as amended on Form 10-K/A filed with the SEC on May 10, 2022) and its Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed with the SEC on May 23, 2022.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock.

Our common stock is currently listed for trading on The Nasdaq Capital Market. We must satisfy the continued listing requirements of The Nasdaq Stock Market LLC (or Nasdaq), to maintain the listing of our common stock on The Nasdaq Capital Market.

On November 26, 2021, we received notice from the Listing Qualifications Staff (the “Staff”) of Nasdaq indicating that we were not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing of our common stock on Nasdaq, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”). In that regard, we reported a stockholders’ deficit of $(6,969,988) in our Quarterly Report on Form 10-Q for the period ended September 30, 2021 (we did not then, and do not now, meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years).

On January 10, 2022, we submitted a plan to the Staff to regain compliance with the Minimum Stockholders’ Equity Rule and on February 15, 2022, the Listing Qualifications Staff notified us that Nasdaq had granted us an extension through May 25, 2022, to regain compliance (this represented the maximum extension period available to the Staff under the Nasdaq Listing Rules). On May 26, 2022, we received a letter from the Staff indicating that, based upon our continued non-compliance with the Minimum Stockholders’ Equity Rule, the Staff had determined to delist the Company’s securities from Nasdaq unless we timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

Additionally, on May 16, 2022, we received notice from the Staff indicating that, based upon the closing bid price of our common stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). We have 180 days from May 16, 2022, or through November 14, 2022, to regain compliance with the Bid Price Rule.

We timely requested a hearing before the Panel. Following the hearing, on July 11, 2022 the Panel granted our request for continued listing of our common stock (the “Exception”).

The Exception is subject to a number of significant conditions that must be satisfied on or before specific deadlines set forth in the Exception, including the completion of a significant equity financing, the receipt of stockholder approval for a reverse stock split that would enable us to comply with the Bid Price Rule and the completion of an agreement with Fortis Advisors LLC, the hired representative (in such capacity, the “Representative”) of the former stockholders of First Wave Bio, Inc., on terms described in the Exception. The final term of the Exception expires on November 22, 2022.

Pursuant to the Exception, we are required to provide the Panel with prompt notification of any significant events that occur including any event that may call into question our ability to satisfy the terms of the Exception. The Panel has reserved the right to reconsider the terms of the Exception based on any event, condition or circumstance that exists or develops that would, in the Panel’s opinion, make continued listing of our securities on Nasdaq inadvisable or unwarranted.

There can be no assurance that we will be able to satisfy the conditions set forth in the Exception on a timely basis, if at all, or that we will ultimately regain and sustain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. Without limiting the generality of the foregoing, although we have had discussions with the Representative regarding the terms of an agreement that would satisfy the terms of the Exception, no agreement has been reached between the parties and no assurance can be given that an agreement with the Representative on the terms required by the Exception will be entered into on a timely basis. In the event that we are unable to comply with the terms of the Exception, our common stock may be delisted from Nasdaq.

If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

July 15, 2022	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer